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                                                                   EXHIBIT 10.11


                            MONTEREY RESOURCES, INC.
                           DEFERRED COMPENSATION PLAN

                             I.   NAME AND PURPOSE

                 The name of this plan is the Monterey Resources, Inc. Deferred Compensation Plan (the "Plan"). The purpose of the Plan is to provide certain highly compensated employees of Monterey Resources, Inc. (the "Company") and its Subsidiaries and the members of the Board of Directors of the Company with the opportunity to defer compensation earned as an Eligible Employee or as a director on an elective basis and, to also provide Highly Paid Employees the opportunity to receive a Company matching contribution with respect to their base compensation in excess of that which is covered under the Company's Savings Plan.

                              II.   EFFECTIVE DATE

                 The Plan shall become effective as of the date the Company is spunoff by Santa Fe Energy Resources, Inc. (the "Spinoff Date").

                               III.   DEFINITIONS

                 When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

                 A. "Account" shall mean a Deferral Account, Excess Account and/or Company Account, as the context requires.

                 B. "Board of Directors" shall mean the Board of Directors of the Company.

                 C. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 D. "Committee" shall mean the Employee Benefits Committee of the Company.

                 E. "Company Account" shall mean a bookkeeping account established by the Company to credit Company Matching Contributions on behalf of a Highly Paid Employee pursuant to Section VI(C).

                 F. "Company Matching Contribution" shall mean an amount equal to the product of (i) a Highly Paid Employee's Excess Contributions for the year and (ii) the Company's actual regular matching contribution rate for such year under the Savings Plan plus, if the Participant is entitled to receive an Employer Bonus Contribution under the Savings Plan, the Bonus Percentage thereunder.





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                 G.       "Compensation" shall mean (1) all directors'
retainers and fees paid by the Company to a member of the Board of Directors and (2) the rate of annual base salary payable to an Eligible Employee by the Company or a Subsidiary.

                 H. "Deferral Account" shall mean a bookkeeping account established by the Company to credit elective deferrals on behalf of a Participant pursuant to Section VI(A).

                 I. "Eligible Employee" shall mean an employee of the Company or a Subsidiary whose Compensation on a specified Entry Date exceeds ten times the amount specified in Section 402(g)(1) of the Code as in effect on such Entry Date; such term shall also include an employee who is a Highly Paid Employee.

                 J. "Entry Date" shall mean the first day of each calendar year; however, with respect to a director, the first day of the month following his initial election as a member of the Board of Directors shall also be an Entry Date and, with respect to a Highly Paid Employee for purposes of making Excess Contributions, the Plan's effective date shall also be an Entry Date.

                 K. "Excess Account" shall mean a bookkeeping account established by the Company to credit Excess Contributions on behalf of a Highly Paid Employee pursuant to Section VI(B).

                 L. "Excess Compensation" shall mean Compensation, after reduction for any elective deferrals under this Plan that are credited to a Participant's Deferral Account, in excess of the amount specified in Section 401(a)(17) of the Code as in effect on such Entry Date. In no event shall compensation that is covered by the Savings Plan be Excess Compensation under this Plan.

                 M. "Excess Contributions" shall mean the amount of Excess Compensation deferred by a Highly Paid Employee for a year pursuant to
Section V.

                 N. "Highly Paid Employee" shall mean an Eligible Employee who has Excess Compensation.

                 O. "Participant" shall mean a member of the Board of Directors, an Eligible Employee or Highly Paid Employee who makes an election to participate in the Plan.

                 P. "Payment Date" shall mean the date elected by a Participant on which to receive distribution of his Account(s) established with respect to a specified year.

                 Q. "Savings Plan" shall mean the Monterey Resources, Inc. Savings Investment Plan.

                 R. "Subsidiary" shall mean any corporation in which the Company owns directly or indirectly at least 50% of the voting stock.





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                 Throughout this Plan, words in the masculine gender shall
include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

                               IV.   PARTICIPANTS

                 Each member of the Board of Directors and each Eligible Employee, including each Highly Paid Employee, shall be eligible to participate in the Plan. A Highly Paid Employee shall be eligible to make an election with respect to his Compensation or his Excess Compensation or both. In the event that an employee makes an election to participate in the Plan for a particular year believing such employee is an Eligible Employee (or Highly Paid Employee, as the case may be), and it is subsequently determined that such employee's Compensation at the Entry Date does not exceed ten times the amount specified in Section 402(g)(1) (or, with respect to a Highly Paid Employee, Section 401(a)(17)) of the Code as adjusted for that year, any amounts deferred by such employee under the Plan (or, if applicable, Excess Contributions made) for such year shall be returned to the employee as soon as practicable and no further deferrals (or Excess Contributions, as the case may be) shall be made for such employee with respect to such year.

                       V.   MANNER OF ELECTING DEFERRALS

                 An Eligible Employee, who has made an election under the Savings Plan to contribute the maximum amount permitted under Section 402(g)(1) of the Code for that year, may elect to defer all or a part of his or her Compensation for a specified year by giving written notice to the Company setting forth the Participant's election as to:

                 (a) the percentage (in multiples of 5% of Compensation, up to 100% thereof) of the Participant's Compensation to be deferred for such year; and

                 (b) the Payment Date, as described in Section VII(A), for distribution of that year's Deferral Account. In addition, a Highly Paid Employee, who has made an election under the Savings Plan to contribute the maximum amount permitted under Section 402(g)(1) of the Code for that year, may elect, either in lieu of or in addition to an election made with respect to his Compensation, to defer part of his Excess Compensation for such year (an "Excess Contribution") by giving written notice to the Company setting forth the Participant's election as to:

                          (x) the percentage (either 1%, 2%, 3% or 4%) of the Participant's Excess Compensation to be deferred for such year; and

                          (y) the Payment Date, as described in Section VII(A), for distribution of that year's Matching Account and Excess Account.





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                 If, however, during a year a Highly Paid Employee reduces his election under the Savings Plan to less than the maximum amount permitted by
Section 402(g)(1) of the Code, the Participant shall automatically cease making Excess Contributions hereunder.

                 In order to participate in the Plan for a specified year, a Participant must deliver an executed deferred compensation election to the Company, on the form prescribed by the Company for that purpose, prior to the Entry Date for such year.

                 The elections described in this Section shall pertain only to the year for which they are made and shall apply to all Compensation and/or Excess Compensation, if applicable, payable for such year. If no election is made for a year, no elective deferral of Compensation or Excess Compensation will be made for such year. All elections shall be irrevocable except to the extent the Committee, in its sole discretion, permits a Participant to terminate or change a deferral election. Such termination or change shall be effective only with respect to Compensation or Excess Compensation earned after the date such termination or change of election is approved by the Committee.

                                 VI.   ACCOUNTS

                 A. Deferral Accounts. A separate Deferral Account shall be established and maintained for each Eligible Employee who elects to be a Participant for a year reflecting the amount of Compensation electively deferred for that year by the Participant and the interest credited thereon as provided in D. below. In the event two or more Deferral Accounts of a Participant are to be paid on the same Payment Date, all such Deferral Accounts shall be aggregated into a single Deferral Account for such Participant. At the end of each month, an amount shall be credited to the appropriate Deferral Account of each Participant to reflect the Compensation otherwise payable during said month but deferred pursuant to the Plan by the Participant.

                 B. Excess Accounts. A separate Excess Account shall be established and maintained for each Highly Paid Employee who elects to be a Participant for a year reflecting the amount of Excess Compensation electively deferred for that year by the Participant and the interest credited thereon as provided in D. below. In the event two or more Excess Accounts of a Participant are to be paid on the same Payment Date, all such Excess Accounts shall be aggregated into a single Excess Account for such Participant. At the end of each month, an amount shall be credited to the appropriate Excess Account of each Participant to reflect the Excess Compensation otherwise payable during said month but deferred pursuant to the Plan by the Participant.

                 C. Company Accounts. A separate Company Account shall be established and maintained each year for each Highly Paid Employee who makes an Excess Contribution such year reflecting the amount of Company Matching Contributions credited on his behalf that year, if any, and the interest credited thereon as provided in D. below. In the event two or more Company Accounts of a Participant are to be paid on the same Payment Date, all such Company Accounts shall be aggregated into a single Company Account for such Participant. At the end of each month,





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an amount shall be credited to the appropriate Company Account of each
Participant who is a Highly Paid Employee to reflect the Company Matching Contribution, if any, credited for said month on behalf of the Participant.

                 D. Interest. Each Account shall be credited with interest as of the last day of each month based upon the balance in such Account on such date after first reducing the Account balance to reflect any distributions made during such month from such Account and before crediting to the Account any new deferrals made or Company Matching Contributions credited, as the case may be, for such month. Interest for each month shall be computed by using the interest rate earned for such month by the Fixed Interest Fund (or the equivalent thereof) of the Savings Plan.

                 E. Vesting. A Participant shall at all times be 100% vested (possess a nonforfeitable interest) in his Participant and Excess Accounts and shall be vested in his Company Accounts, if any, on any date to the same extent that he is vested in his Employers Contributions Account under the Savings Plan on such date.

                        VII.   DISTRIBUTION OF ACCOUNTS

                 A. Elected Distribution Date. Except as provided below, a Participant's Accounts shall be valued as of the end of the month coinciding with or immediately preceding the Payment Date elected by the Participant with respect to such Account and shall be paid in a single, lump-sum distribution (by Company check) to the Participant as soon as is reasonably practicable after such Payment Date.

                 Each year a Participant elects to defer Compensation and/or Excess Compensation, the Participant shall elect (at the time of the deferral and prior to the Entry Date) from among the following alternatives (to the extent applicable) the Payment Date applicable with respect to his deferrals for such year:

         Option 1:        January 1 of any specified year, but not later than
         the January 1 on or next following (i) with respect to an Eligible Employee, the later of the Participant's (a) 70th birthday or (b) termination of his employment with the Company and its Subsidiaries ("Retirement") or (ii) the Participant's ceasing to be a director, as the case may be;

         Option 2:        If an Eligible Employee, as soon as practicable after
         the Participant's Retirement; or

         Option 3:        If an Eligible Employee, January 1 after the year in
         which the Participant's Retirement occurs.





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                 B.       Distributions Upon Death or Disability of
Participant. If a Participant dies or becomes disabled (i.e., is receiving benefits under the Company's long-term disability plan or Social Security), the Participant's Accounts shall be valued as of the end of the month in which the Participant dies or becomes disabled, as the case may be, and shall be paid to the Participant's estate, in the event of death, or to the Participant, in the event of his disability, as the case may be, in a single lump-sum (by Company check) as soon as is reasonably practicable after such date of death or disability.

                 C. Early Termination of Employment. If a Participant terminates employment (for reasons other than death or Disability) with the Company and its Subsidiaries prior to attaining his early retirement date under the Pension Plan, then notwithstanding his election of a later Payment Date to the contrary, his Accounts shall be valued as of the end of the month coinciding with or immediately preceding the date of such termination of employment and, to the extent vested, shall be paid to the Participant in a single lump-sum (by Company check) as soon as is reasonably practicable thereafter. Any nonvested Company Account balances shall be immediately forfeited on his termination of employment.

                 D. Hardship Distributions. In the event of an unforeseen and immediate financial emergency of a Participant which is beyond his control, the Committee may, in its sole discretion, upon a written request of a Participant, direct the acceleration of such vested portion of the Participant's Accounts as may be necessary to meet such emergency. The Committee shall require the Participant to furnish the Committee with proof of such emergency and the Participant's other financial resources as the Committee may deem necessary to evaluate a Participant's written request for accelerated payment.

                          VIII.   PARTICIPANTS' RIGHTS

                 Establishment of the Plan shall not be construed to give any Eligible Employee the right to be retained in the service of the Company or a Subsidiary. A Participant shall not have any interest in the amounts credited to his Accounts until such Accounts are distributed in accordance with the Plan. With respect to amounts deferred or otherwise held in an Account for a Participant, the Participant shall be an unsecured general creditor of the Company.

                 IX.   NON-ALIENABILITY AND NON-TRANSFERABILITY

                 No Participant may borrow against his Accounts; no Account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary. However, if a former spouse of a Participant is awarded an interest in a Participant's Accounts through a judgment or order of a court, the Committee may, in its sole discretion, direct that the payment of such interest awarded to the former spouse be paid (valued as of the end of the month that the Company received written notice of such award) to the former spouse in a lump sum; thereafter, the Participant's Accounts shall be reduced for all Plan purposes by the amount of any such payment.





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                         X.   STATEMENTS OF ACCOUNT

                 Statements will be sent to Participants as soon as practicable after the end of each year as to the balance in their Accounts as of the end of such year.

                              XI.   ADMINISTRATION

                 The Committee shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof. Any decision or interpretation of any provision of the Plan adopted by the Committee shall be final and conclusive. The individuals serving as the Committee shall be fully indemnified (to the extent permitted by law) by the Company for all claims, losses, damages or expenses incurred by them for any act, omission or construction made in connection with the Plan. The Committee is expressly authorized to direct at any time that the Accounts of a Participant that are fully vested and payable at the same Payment Date be aggregated for recordkeeping purposes.

                        XII.   AMENDMENT AND TERMINATION

                 The Plan may, at any time, be amended, modified or terminated by the Board of Directors. In addition, the Committee may amend or modify the Plan provided that no such amendment or modification made by the Committee can materially increase the obligations of the Company under the Plan. Any such amendment, modification or termination requires the affirmative approval of a majority of the members constituting a quorum and shall be evidenced by a written resolution or other document signed by the Board of Directors or the Committee, as the case may be. No amendment, modification or termination of the Plan shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts accrued in his Accounts. Notwithstanding anything in the Plan to the contrary, all Accounts shall become immediately payable in full upon the termination of the Plan.

                      XIII.   UNFUNDED STATUS OF THE PLAN

                 Except as provided below, any and all payments made to the Participant pursuant to the Plan shall be made only from the general assets of the Company. All Accounts under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company. Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship between the Company and the Participant. The Company, in its sole discretion, may establish a grantor trust to provide for all or part of such Accounts, provided that the assets of such grantor trust at all times remain subject to the claims of the general creditors of the Company.





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                     XIV.   SFER PLAN TRANSFERRED ACCOUNTS

                 Effective with the corporate spinoff of the Company by Santa Fe Energy Resources, Inc. ("SFER") the deferred accounts of any Eligible Employee under a similar SFER deferred compensation plan were transferred from such SFER plan to this Plan and such transferred accounts shall continue to be held hereunder pursuant to the elections made by the Participants under the SFER plan and shall be invested as provided in this Plan and paid pursuant to the Participant's distribution election(s) made under the SFER plan. Further, any deferral election made under such SFER plan with respect to compensation otherwise to be earned by the Eligible Employee after the date of the corporate spinoff shall be deemed to be a continuing election, without interruption or change, under this Plan for the remainder of the year in which such corporate spinoff occurs.

                            XV.   GENERAL PROVISIONS

                 A. Notices. All notices to the Company hereunder shall be delivered to the attention of the Secretary of the Company. Any notice or filing required or permitted to be given to the Committee or the Company under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company or the Committee, as appropriate, at the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

                 B. Controlling Law. Except to the extent superseded by applicable federal law, the laws of the State Delaware shall be controlling in all matters relating to the Plan.

                 C. Captions. The captions of Sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

                 D. Action by the Company. Any action required or permitted by the Company under the Plan shall be by resolution of its Board of Directors or any person or persons authorized by its Board of Directors with respect to such matters.

                 E. Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

                 F. Withholding of Taxes. The Company shall withhold from such Compensation and Excess Compensation when deferred, or from deferred compensation payments when made hereunder, as the case may be, any taxes required to be withheld therefrom for federal, state or local government purposes.





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                 G.       Severability.  Whenever possible, each provision of
the Plan shall be interpreted in such manner as to be effective and valid under applicable law (including the Code), but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision and (ii) all other provisions of the Plan shall remain in full force and effect.

                 H. No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, the Board of Directors, or any other person in the interpretation of any of the terms of the Plan or any rule or procedure established by the Committee.

                 I. Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

                 IN WITNESS WHEREOF, Monterey Resources, Inc. has caused this amendment to be executed by its duly authorized officer this __________________________________, 1996, effective for all purposes as of the
Spinoff Date.

                                        MONTEREY RESOURCES, INC.


                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------




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